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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FIRST QUARTER 2015

(1)
Includes reconciliation of consolidated net income to funds from operations.

1Q 2015 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FIRST QUARTER 2015 RESULTS AND RAISES QUARTERLY DIVIDEND AND
FULL YEAR 2015 GUIDANCE

INDIANAPOLIS, April 24, 2015 - Simon, a leading global retail real estate company, today reported results for the quarter ended March 31, 2015.

RESULTS FOR THE QUARTER

•
Funds from Operations ("FFO") was $830.7 million, or $2.28 per diluted share, as compared to $865.3 million, or $2.38 per diluted share, in the prior year period. Results for the three months ended March 31, 2014 included FFO per diluted share of $0.24 from the Washington Prime Group Inc. ("WPG") properties that were spun-off effective May 28, 2014. On a comparable basis, FFO per diluted share was $2.28 in the first quarter of 2015 as compared to $2.14 in the first quarter of 2014.

•
Net income attributable to common stockholders was $362.2 million, or $1.16 per diluted share, as compared to $341.6 million, or $1.10 per diluted share, in the prior year period. On a comparable basis, net income per diluted share was $1.16 in the first quarter of 2015 as compared to $0.99 in the first quarter of 2014.

1Q 2015 SUPPLEMENTAL	2

EARNINGS RELEASE

•
Growth in FFO per diluted share for the three months ended March 31, 2015 was 6.5%, excluding the FFO from the WPG properties as detailed in the table below.

	THREE MONTHS ENDED MARCH 31,
	2015	2014
Reported FFO per share	$2.28	$2.38
Less: FFO from WPG properties	–	(0.24)

Comparable FFO per share	$2.28	$2.14

Comparable FFO per share growth	6.5%
Reported earnings per share	$1.16	$1.10
Comparable earnings per share	$1.16	$0.99
Comparable earnings per share growth (1)	17.2%
(1)
For a reconciliation of Reported EPS to Comparable EPS, please see Footnote H of the Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures.

"We are off to a strong start in 2015 with the acquisition of two significant properties and the reporting of strong financial and operational results," said David Simon, Chairman and CEO. "Given our accomplishments this quarter and our current view for the remainder of 2015, today we raised our quarterly dividend and are increasing our full-year 2015 guidance."

1Q 2015 SUPPLEMENTAL	3

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

	AS OF MARCH 31,
			YEAR-OVER-YEAR CHANGE
	2015 (1)	2014
Occupancy (2)	95.8%	95.5%	+30 bps
Base Minimum Rent per sq. ft. (2)	$47.59	$42.77	+11.3%
Releasing Spread per sq. ft. (2)(3)	$11.19	$9.90	+$1.29
Releasing Spread (percentage change) (2)(3)	18.9%	19.5%	–60 bps
Total Sales per sq. ft. (4)	$621	$576	+7.8%
(1)
Excludes WPG properties.
(2)
Represents mall stores in Malls and all owned square footage in Premium Outlets.
(3)
Same space measure that compares opening and closing rates on individual spaces leased during trailing 12-month period.
(4)
Trailing 12-month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

COMPARABLE PROPERTY NET OPERATING INCOME

Comparable property NOI growth for the three months ended March 31, 2015 was 3.5%. Comparable properties include U.S. Malls, Premium Outlets and The Mills.

DIVIDENDS

Today Simon's Board of Directors declared a quarterly common stock dividend of $1.50 per share. This is a 15.4% increase year-over-year and an increase of $0.10 or 7.1% from the previous quarter. The dividend will be payable on May 29, 2015 to stockholders of record on May 15, 2015.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on June 30, 2015 to stockholders of record on June 16, 2015.

DEVELOPMENT ACTIVITY

During the quarter, we completed a 265,000 square foot expansion of Yeoju Premium Outlets, a highly productive center in Seoul, Korea.

Construction continues on other significant expansion projects including Roosevelt Field, Del Amo Fashion Center, King of Prussia, The Galleria in Houston, Woodbury Common Premium Outlets, Las Vegas North Premium Outlets, San Francisco Premium Outlets and Chicago Premium Outlets.

1Q 2015 SUPPLEMENTAL	4

EARNINGS RELEASE

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 24 properties in the U.S. and Asia.

Construction continues on three new Premium Outlets and one new Designer Outlet opening in 2015:

•
Vancouver Designer Outlet in Vancouver, British Columbia, Canada is a 242,000 square foot center scheduled to open in July of 2015. Simon owns a 45% interest in this project.

•
Gloucester Premium Outlets in Gloucester, New Jersey, serving the greater Philadelphia metropolitan area, is a 375,000 square foot center scheduled to open in August of 2015. Simon owns a 50% interest in this project.

•
Tucson Premium Outlets is a 366,000 square foot center scheduled to open in September of 2015. Simon owns 100% of this project.

•
Tampa Premium Outlets is a 441,000 square foot center scheduled to open in October of 2015. Simon owns 100% of this project.

Simon's share of the costs of all development and redevelopment projects under construction at quarter-end was approximately $2.1 billion.

ACQUISITIONS

In January 2015, we completed the acquisition of two properties – Jersey Gardens in Elizabeth, New Jersey (renamed The Mills at Jersey Gardens) and University Park Village in Fort Worth, Texas. The aggregate purchase price was $1.09 billion which includes the assumption of existing mortgage debt of $405 million.

JOINT VENTURE TRANSACTIONS

In February 2015, we entered into an agreement with Hudson's Bay Company to form a joint venture. The joint venture will build on the strength of HBC's existing real estate assets and identify new real estate growth opportunities with a focus on credit tenant, net-leased and multi-tenanted retail buildings in the United States and internationally.

Subsequent to the quarter end, we created a joint venture with Sears Holdings Corporation that includes 10 Sears stores located at our malls. Sears Holdings will lease back and continue to operate the existing stores at the properties and the joint venture will have the ability to create additional value through re-developing the contributed properties and re-leasing space at each property to third-party tenants. In addition to the joint venture, we separately agreed to acquire a Sears Holdings store at the La Plaza Mall in McAllen, Texas.

1Q 2015 SUPPLEMENTAL	5

EARNINGS RELEASE

FINANCING ACTIVITY

The Company was active in both the unsecured and secured debt markets in the first quarter continuing to lower our effective borrowing costs.

During the quarter, the Company extended and expanded its $2.0 billion revolving credit facility, increasing the revolver's capacity to $2.75 billion. This facility can be further increased to $3.5 billion during its term, which will initially mature on June 30, 2019 and can be extended for an additional year to June 30, 2020 at our sole option. The pricing on the facility was reduced to LIBOR plus 80 basis points and the facility fee was reduced to 10 basis points.

In addition, the Company also increased the maximum aggregate program size of its global commercial paper note program from $500 million to $1 billion, or the non-U.S. dollar equivalent thereof.

With regard to secured debt activity, we closed or locked rate on three new loans totaling approximately $1.9 billion, or the non-U.S. dollar equivalent thereof, of which SPG's share is $0.9 billion. The weighted average interest rate on these loans is 3.0% and term is 8.4 years.

As of March 31, 2015, Simon had over $6 billion of liquidity consisting of $1.2 billion of cash on hand, including its share of joint venture cash, and its available revolving credit facility capacity.

COMMON STOCK REPURCHASE PROGRAM

Subsequent to the quarter end, the Company announced that its Board of Directors authorized a common stock repurchase program. Under the program, the Company may purchase up to $2 billion of its common stock over the next 24 months as market conditions warrant. The shares may be purchased in the open market or in privately negotiated transactions.

1Q 2015 SUPPLEMENTAL	6

EARNINGS RELEASE

2015 GUIDANCE

Today, the Company is raising both the low and high ends of its previously provided full year 2015 FFO range by $0.05 and currently estimates a range of $9.65 to $9.75 per diluted share for the year ending December 31, 2015, with net income to be within a range of $5.10 to $5.20 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2015

	LOW END	HIGH END
Estimated net income available to common stockholders per diluted share	$5.10	$5.20
Depreciation and amortization including Simon's share of unconsolidated entities	4.55	4.55

Estimated FFO per diluted share	$9.65	$9.75

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 11:00 a.m. Eastern Time, Friday, April 24, 2015. Live streaming audio of the conference call will be accessible at investors.simon.com. An online replay will be available until May 8, 2015 at investors.simon.com.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our first quarter 2015 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

1Q 2015 SUPPLEMENTAL	7

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly reports filed with the SEC. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

ABOUT SIMON

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group, NYSE:SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit simon.com.

1Q 2015 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2015	2014
REVENUE:
Minimum rent	$753,445	$722,283
Overage rent	38,957	31,674
Tenant reimbursements	340,170	325,471
Management fees and other revenues	35,078	30,607
Other income	48,585	46,987

Total revenue	1,216,235	1,157,022

EXPENSES:
Property operating	99,757	94,947
Depreciation and amortization	288,106	280,493
Real estate taxes	106,888	94,305
Repairs and maintenance	29,734	29,766
Advertising and promotion	18,756	22,619
Provision for credit losses	3,847	4,423
Home and regional office costs	35,903	35,288
General and administrative	14,999	14,855
Other	19,074	19,361

Total operating expenses	617,064	596,057

OPERATING INCOME	599,171	560,965
Interest expense	(232,173)	(254,234)
Income and other taxes	(6,362)	(6,863)
Income from unconsolidated entities	64,872	57,078
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	2,655

Consolidated income from continuing operations	425,508	359,601
Discontinued operations and gain on disposal	–	41,502

CONSOLIDATED NET INCOME	425,508	401,103
Net income attributable to noncontrolling interests	62,500	58,621
Preferred dividends	834	834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$362,174	$341,648

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Income from continuing operations	$1.16	$0.99
Discontinued operations	–	0.11

Net income attributable to common stockholders	$1.16	$1.10

1Q 2015 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	MARCH 31, 2015	DECEMBER 31, 2014
ASSETS:
Investment properties at cost	$32,537,403	$31,318,532
Less - accumulated depreciation	9,146,094	8,950,747

	23,391,309	22,367,785
Cash and cash equivalents	833,732	612,282
Tenant receivables and accrued revenue, net	523,734	580,197
Investment in unconsolidated entities, at equity	2,158,205	2,378,800
Investment in Klepierre, at equity	1,516,749	1,786,477
Deferred costs and other assets	1,851,798	1,806,789

Total assets	$30,275,527	$29,532,330

LIABILITIES:
Mortgages and unsecured indebtedness	$21,694,055	$20,852,993
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,122,444	1,259,681
Cash distributions and losses in partnerships and joint ventures, at equity	1,372,575	1,167,163
Other liabilities	295,853	275,451

Total liabilities	24,484,927	23,555,288

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	25,537	25,537
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,980	44,062
Common stock, $0.0001 par value, 511,990,000 shares authorized, 314,803,818 and 314,320,664 issued and outstanding, respectively	31	31
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	–	–
Capital in excess of par value	9,437,338	9,422,237
Accumulated deficit	(4,289,099)	(4,208,183)
Accumulated other comprehensive loss	(151,831)	(61,041)
Common stock held in treasury at cost, 3,543,043 and 3,540,754 shares, respectively	(103,974)	(103,929)

Total stockholders' equity	4,936,445	5,093,177
Noncontrolling interests	828,618	858,328

Total equity	5,765,063	5,951,505

Total liabilities and equity	$30,275,527	$29,532,330

1Q 2015 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2015	2014
REVENUE:
Minimum rent	$433,781	$424,785
Overage rent	51,180	48,797
Tenant reimbursements	194,487	192,793
Other income	53,995	112,706

Total revenue	733,443	779,081
OPERATING EXPENSES:
Property operating	130,804	161,421
Depreciation and amortization	141,659	152,148
Real estate taxes	58,574	54,791
Repairs and maintenance	20,361	19,641
Advertising and promotion	16,702	18,810
Provision for credit losses	1,853	3,108
Other	44,428	52,929

Total operating expenses	414,381	462,848

OPERATING INCOME	319,062	316,233
Interest expense	(147,020)	(151,637)
INCOME FROM CONTINUING OPERATIONS	172,042	164,596
Income from operations of discontinued joint venture interests	–	2,985

NET INCOME	$172,042	$167,581

THIRD-PARTY INVESTORS' SHARE OF NET INCOME	$89,114	$89,313

OUR SHARE OF NET INCOME	82,928	78,268
AMORTIZATION OF EXCESS INVESTMENT (A)	(24,154)	(25,598)
OUR SHARE OF INCOME FROM UNCONSOLIDATED DISCONTINUED OPERATIONS	–	(345)

INCOME FROM UNCONSOLIDATED ENTITIES (B)	$58,774	$52,325

Note:
The above financial presentation does not include any information related to our investment in Klépierre S.A.
("Klépierre"). For additional information, see footnote B.

1Q 2015 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Joint Venture Balance Sheets
(Dollars in thousands)

	MARCH 31, 2015	DECEMBER 31, 2014
Assets:
Investment properties, at cost	$16,010,766	$16,087,282
Less - accumulated depreciation	5,525,606	5,457,899

	10,485,160	10,629,383
Cash and cash equivalents	763,917	993,178
Tenant receivables and accrued revenue, net	308,358	362,201
Investment in unconsolidated entities, at equity	–	11,386
Deferred costs and other assets	507,735	536,600

Total assets	$12,065,170	$12,532,748

LIABILITIES AND PARTNERS' DEFICIT:
Mortgages	$13,629,050	$13,272,557
Accounts payable, accrued expenses, intangibles, and deferred revenue	861,041	1,015,334
Other liabilities	440,651	493,718

Total liabilities	14,930,742	14,781,609
Preferred units	67,450	67,450
Partners' deficit	(2,933,022)	(2,316,311)

Total liabilities and partners' deficit	$12,065,170	$12,532,748

OUR SHARE OF:
Partners' deficit	$(1,064,025)	$(663,700)
Add: Excess Investment (A)	1,849,655	1,875,337

Our net Investment in unconsolidated entities, at equity	$785,630	$1,211,637

Note:
The above financial presentation does not include any information related to our investment in Klépierre.
For additional information, see footnote B attached hereto.

1Q 2015 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO
	FOR THE THREE MONTHS ENDED MARCH 31,
	2015	2014
Consolidated Net Income (D)	$425,508	$401,103
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	284,227	322,604
Our share of depreciation and amortization from unconsolidated entities, including Klépierre	123,884	147,256
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(2,897)
Net income attributable to noncontrolling interest holders in properties	(690)	(523)
Noncontrolling interests portion of depreciation and amortization	(885)	(897)
Preferred distributions and dividends	(1,313)	(1,313)

FFO of the Operating Partnership (E)	$830,731	$865,333

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.16	$1.10
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.12	1.29
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(0.01)

Diluted FFO per share (F)	$2.28	$2.38

Details for per share calculations:
FFO of the Operating Partnership (E)	$830,731	$865,333
Diluted FFO allocable to unitholders	(120,305)	(124,878)

Diluted FFO allocable to common stockholders (G)	$710,426	$740,455

Basic and Diluted weighted average shares outstanding	311,101	310,623
Weighted average limited partnership units outstanding	52,683	52,386

Basic and Diluted weighted average shares and units outstanding	363,784	363,009

Basic and Diluted FFO per Share (F)	$2.28	$2.38

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Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes D below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $0.1 million and $6.8 million for the three months ended March 31, 2015 and 2014, respectively.

-
Straight-line adjustments to minimum rent of $16.4 million and $14.0 million for the three months ended March 31, 2015 and 2014, respectively (including $0.1 million related to WPG in 2014).

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  -
  Amortization of fair market value of leases from acquisitions of $3.4 million and $5.4 million for the three months ended March 31, 2015 and 2014, respectively (including $0.2 million related to WPG in 2014).

  -
  Debt premium amortization of $7.2 million and $16.1 million for the three months ended March 31, 2015 and 2014, respectively (including $0.1 related to WPG in 2014).

(E)
Includes FFO of the operating partnership related to WPG of $88.4 million for the three months ended March 31, 2014.

(F)
Includes Basic and Diluted FFO per share related to WPG operations of $0.24 for the three months ended March 31, 2014.

(G)
Includes Diluted FFO allocable to common stockholders related to WPG of $75.6 million for the three months ended March 31, 2014.

(H)
Reconciliation of reported earnings per share to comparable earnings per share.

	THREE MONTHS ENDED MARCH 31,
	2015	2014
Reported earnings per share	$1.16	$1.10
Less: Earnings per share from WPG properties	–	(0.11)

Comparable earnings per share	$1.16	$0.99

Comparable earnings per share growth	17.2%

1Q 2015 SUPPLEMENTAL	15

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to, Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We are engaged primarily in the ownership, development and management of retail real estate properties including Malls, Premium Outlets®, The Mills®, and International Properties. At March 31, 2015, we owned or had an interest in 230 properties comprising 190 million square feet in North America, Asia and Europe. Additionally, at March 31, 2015, we had an 18.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of March 31, 2015, for the Company and the Operating Partnership.

On May 28, 2014, we completed the spin-off of 98 smaller malls and community centers to Washington Prime Group Inc. (WPG), now doing business as WP GLIMCHER. Results from the properties transferred to WPG (WPG properties) are included in our financial information as discontinued operations through May 28, 2014.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions, the loss of key management personnel and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in our periodic reports, but except as required by law, otherwise we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

REPORTING CALENDAR

Below is a list of estimated dates for future announcements of results. Dates are subject to change.

Second Quarter 2015	July 24, 2015
Third Quarter 2015	October 23, 2015
Fourth Quarter 2015	January 29, 2016

1Q 2015 SUPPLEMENTAL	16

OVERVIEW

STOCK INFORMATION

The Company's common stock and one issue of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	41%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	3.9X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	258%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

1Q 2015 SUPPLEMENTAL	17

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED MARCH 31,

	2015	2014
Financial Highlights
Total Revenue - Consolidated Properties	$1,216,235	$1,157,022
Consolidated Net Income	$425,508	$401,103
Net Income Attributable to Common Stockholders	$362,174	$341,648
Basic and Diluted Earnings per Common Share (EPS)	$1.16	$1.10
Funds from Operations (FFO) of the Operating Partnership (1)	$830,731	$865,333
Basic and Diluted FFO per Share (FFOPS) (2)	$2.28	$2.38
Dividends/Distributions per Share/Unit	$1.40	$1.25

Stockholders' Equity Information	AS OF MARCH 31, 2015	AS OF DECEMBER 31, 2014
Limited Partners' Units Outstanding at end of period	52,765	52,847
Common Shares Outstanding at end of period	311,269	310,788

Total Common Shares and Limited Partnership Units Outstanding at end of period	364,034	363,635

Weighted Average Limited Partnership Units Outstanding	52,683	52,745
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	311,101	310,731

Debt Information
Share of Consolidated Debt	$21,614,994	$20,773,850
Share of Joint Venture Debt	6,526,536	6,359,882

Share of Total Debt	$28,141,530	$27,133,732

Market Capitalization
Common Stock Price at end of period	$195.64	$182.11
Common Equity Capitalization, including Limited Partnership Units	$71,219,515	$66,221,496
Preferred Equity Capitalization, including Limited Partnership Preferred Units	84,512	81,236

Total Equity Market Capitalization	$71,304,027	$66,302,732

Total Market Capitalization - Including Share of Total Debt	$99,445,557	$93,436,464

Debt to Total Market Capitalization	28.3%	29.0%
(1)
Includes FFO of the Operating Partnership related to WPG properties of $88.4 million for the three months ended March 31, 2014.
(2)
Includes Basic and Diluted FFO per share related to WPG properties of $0.24 for the three months ended March 31, 2014.

1Q 2015 SUPPLEMENTAL	18

PRO-RATA STATEMENT OF OPERATIONS
(In thousands)

	FOR THE THREE MONTHS ENDED MARCH 31, 2015						FOR THE

	CONSOLIDATED	NONCONTROLLING INTERESTS (1)	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE		THREE MONTHS ENDED MARCH 31, 2014 OUR TOTAL SHARE
REVENUE:
Minimum rent	$753,445	$(3,285)	$750,160	$208,232	$958,392		$923,947
Overage rent	38,957	(53)	38,904	21,688	60,592		52,220
Tenant reimbursements	340,170	(2,075)	338,095	91,363	429,458		414,490
Management fees and other revenues	35,078	–	35,078	–	35,078		30,607
Other income	48,585	(147)	48,438	26,034	74,472		102,548

Total revenue	1,216,235	(5,560)	1,210,675	347,317	1,557,992		1,523,812

EXPENSES:
Property operating	99,757	(1,041)	98,716	58,567	157,283		167,424
Depreciation and amortization	288,106	(886)	287,220	95,731	382,951		387,799
Real estate taxes	106,888	(584)	106,304	27,216	133,520		119,220
Repairs and maintenance	29,734	(232)	29,502	9,833	39,335		38,977
Advertising and promotion	18,756	(73)	18,683	7,665	26,348		30,939
Provision for credit losses	3,847	(21)	3,826	892	4,718		5,881
Home and regional office costs	35,903	–	35,903	–	35,903		35,288
General and administrative	14,999	(1)	14,998	–	14,998		14,855
Other	19,074	(868)	18,206	21,006	39,212		40,110

Total operating expenses	617,064	(3,706)	613,358	220,910	834,268		840,493

OPERATING INCOME	599,171	(1,854)	597,317	126,407	723,724		683,319
Interest expense	(232,173)	1,164	(231,009)	(67,633)	(298,642)		(323,284)
Income and other taxes	(6,362)	–	(6,362)	–	(6,362)		(6,863)
Income from unconsolidated entities	64,872	–	64,872	(58,774)	6,098	(2)	4,753
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	–	–	–		2,655

Consolidated income from continuing operations	425,508	(690)	424,818	–	424,818		360,580

Discontinued operations and gain on disposal	–	–	–	–	–		40,000

CONSOLIDATED NET INCOME	425,508	(690)	424,818	–	424,818		400,580
Net income attributable to noncontrolling interests	62,500	(690)	61,810	–	61,810	(3)	58,098
Preferred dividends	834	–	834	–	834		834

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$362,174	$–	$362,174	$–	$362,174		$341,648

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO:
Consolidated Net Income			$425,508	$–	$425,508		$401,103
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties			284,227		284,227		322,604
Our share of depreciation and amortization from unconsolidated entities, including Klépierre				123,884	123,884		147,256
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net			–	–	–		(2,897)
Net income attributable to noncontrolling interest holders in properties			(690)	–	(690)		(523)
Noncontrolling interests portion of depreciation and amortization			(885)	–	(885)		(897)
Preferred distributions and dividends			(1,313)	–	(1,313)		(1,313)

FFO of the Operating Partnership			$706,847	$123,884	$830,731		$865,333

Percentage of FFO of the Operating Partnership			85.09%	14.91%	100.00%		100.00%
(1)
Represents our venture partners' share of operations from consolidated properties.
(2)
Our Total Share of income from unconsolidated entities represents our share of net results related to our investment in Klépierre.
(3)
Represents limited partners' interest in the Operating Partnership.

1Q 2015 SUPPLEMENTAL	19

PRO-RATA BALANCE SHEET
(In thousands)

	AS OF MARCH 31, 2015

	CONSOLIDATED	NONCONTROLLING INTERESTS	OUR CONSOLIDATED SHARE	OUR SHARE OF JOINT VENTURES	OUR TOTAL SHARE	AS OF DECEMBER 31, 2014 OUR TOTAL SHARE
ASSETS:
Investment properties, at cost	$32,537,403	$(124,781)	$32,412,622	$9,880,048	$42,292,670	$41,213,880
Less - accumulated depreciation	9,146,094	(54,217)	9,091,877	2,637,115	11,728,992	11,510,665

	23,391,309	(70,564)	23,320,745	7,242,933	30,563,678	29,703,215
Cash and cash equivalents	833,732	(3,208)	830,524	357,979	1,188,503	1,132,675
Tenant receivables and accrued revenue, net	523,734	(2,057)	521,677	148,244	669,921	752,565
Investment in unconsolidated entities, at equity	2,158,205	–	2,158,205	(2,158,205)	–	–
Investment in Klépierre, at equity	1,516,749	–	1,516,749	–	1,516,749	1,786,477
Deferred costs and other assets	1,851,798	(7,264)	1,844,534	278,355	2,122,889	2,095,776

Total assets	$30,275,527	$(83,093)	$30,192,434	$5,869,306	$36,061,740	$35,470,708

LIABILITIES:
Mortgages and unsecured indebtedness	$21,694,055	$(79,061)	$21,614,994	$6,526,536	$28,141,530	$27,133,732
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,122,444	(4,376)	1,118,068	498,747	1,616,815	1,837,316
Cash distributions and losses in partnerships and joint ventures, at equity	1,372,575	–	1,372,575	(1,372,575)	–	–
Other liabilities	295,853	(384)	295,469	216,598	512,067	522,389

Total liabilities	24,484,927	(83,821)	24,401,106	5,869,306	30,270,412	29,493,437

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	25,537	–	25,537	–	25,537	25,537
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	43,980	–	43,980	–	43,980	44,062
Common stock, $.0001 par value	31	–	31	–	31	31
Class B common stock, $.0001 par value	–	–	–	–	–	–
Capital in excess of par value	9,437,338	–	9,437,338	–	9,437,338	9,422,237
Accumulated deficit	(4,289,099)	–	(4,289,099)	–	(4,289,099)	(4,208,183)
Accumulated other comprehensive loss	(151,831)	–	(151,831)	–	(151,831)	(61,041)
Common stock held in treasury at cost	(103,974)	–	(103,974)	–	(103,974)	(103,929)

Total stockholders' equity	4,936,445	–	4,936,445	–	4,936,445	5,093,177
Noncontrolling interests	828,618	728	829,346	–	829,346	858,557

Total equity	5,765,063	728	5,765,791	–	5,765,791	5,951,734

Total liabilities and equity	$30,275,527	$(83,093)	$30,192,434	$5,869,306	$36,061,740	$35,470,708

BASIS OF PRESENTATION:

We present balance sheet and income statement data on a pro-rata basis reflecting our proportionate economic ownership of each asset in our portfolio. The consolidated amounts shown are prepared on a consistent basis with our consolidated financial statements. Our Share of Joint Ventures column was derived on a property-by-property basis by applying the same joint venture ownership percentage interests used to arrive at our share of net income during the period and applying them to all financial statement line items of each property. A similar calculation was performed for noncontrolling interests.

1Q 2015 SUPPLEMENTAL	20

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Three Months Ended March 31, 2015

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.

1Q 2015 SUPPLEMENTAL	21

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI
The following schedule reconciles net income to NOI and provides our calculation of comparable property NOI.

	THREE MONTHS ENDED MARCH 31,

	2015	2014
Reconciliation of NOI of consolidated properties:
Consolidated Net Income	$425,508	$401,103
Discontinued operations	–	(41,502)
Income and other taxes	6,362	6,863
Interest expense	232,173	254,234
Income from unconsolidated entities	(64,872)	(57,078)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	(2,655)

Operating Income	599,171	560,965
Depreciation and amortization	288,106	280,493

NOI of consolidated properties	$887,277	$841,458

Reconciliation of NOI of unconsolidated entities:
Net Income	$172,042	$167,581
Interest expense	147,020	151,637
Income from operations of discontinued joint venture interests	–	(2,985)

Operating Income	319,062	316,233
Depreciation and amortization	141,659	152,148

NOI of unconsolidated entities	$460,721	$468,381

Total consolidated and unconsolidated NOI from continuing operations	$1,347,998	$1,309,839

Change in total NOI from continuing operations from prior period	2.9%
Adjustments to NOI:
NOI of discontinued consolidated properties	–	100,875
NOI of discontinued unconsolidated properties	–	10,476

Total NOI of our portfolio	$1,347,998	$1,421,190

Add: Our share of NOI from Klépierre	43,297	66,876
Less: Joint venture partners' share of NOI from continuing operations	241,323	240,223
Less: Joint venture partners' share of NOI from discontinued operations	–	7,858

Our share of NOI	$1,149,972	$1,239,985

Total NOI of our portfolio	$1,347,998	$1,421,190
NOI from non comparable properties (1)	201,890	313,382

Total NOI of comparable properties (2)	$1,146,108	$1,107,808

Increase in NOI of U.S. Malls, Premium Outlets and The Mills that are comparable properties	3.5%

(1)
NOI excluded from comparable property NOI relates to WPG properties, international properties, other retail properties, TMLP properties, any of our non-retail holdings and results of our corporate and management company operations, NOI of U.S. Malls, Premium Outlets and The Mills not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.
(2)
Excludes lease termination income, interest income, land sale gains, straight line rent, above/below market rent adjustments, and the impact of significant redevelopment activities.

1Q 2015 SUPPLEMENTAL	22

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED MARCH 31, 2015	PER SHARE AMOUNT
FFO	$830,731	$2.28
Non-cash impacts to FFO (1)	(4,425)	(0.01)

FFO excluding non-cash impacts	826,306	$2.27
Tenant allowances	(35,003)	(0.10)
Operational capital expenditures	(10,435)	(0.03)

Funds available for distribution	$780,868	$2.14

(1)
Non-cash impacts to FFO include:

THREE MONTHS ENDED MARCH 31, 2015
Deductions:
Straight-line rent	(16,350)
Fair value of debt amortization	(7,218)
Fair market value of lease amortization	(3,359)
Additions:
Stock based compensation expense	12,520
Mortgage, financing fee and terminated swap amortization expense	9,982

(4,425)

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, diluted FFO per share, funds available for distribution, net operating income (NOI), and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 22 and 23 and in the Earnings Release for the latest period.

1Q 2015 SUPPLEMENTAL	23

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED MARCH 31,

	2015	2014
Consolidated Properties
Other Income (1)
Interest and dividend income	$6,665	$2,500
Lease settlement income	3,785	10,884
Gains on land sales	726	7,210
Other (2)	37,409	26,393

Totals	$48,585	$46,987

Other Expense
Ground leases	$9,117	$8,957
Professional fees and other	9,957	10,404

Totals	$19,074	$19,361

Capitalized Interest (1)	THREE MONTHS ENDED
	MARCH 31,

	2015	2014
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$7,076	$3,322
Our Share of Joint Venture Properties	$559	$72
(1)
Excludes WPG properties in all periods presented as those items are reported as discontinued operations.
(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues and other miscellaneous income items.

1Q 2015 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION (1)

	AS OF MARCH 31,

	2015	2014 (1)
Total Number of Properties	178	178
Total Square Footage of Properties (in millions)	151.6	152.6
Ending Occupancy (2):
Consolidated Assets	96.1%	96.8%
Unconsolidated Assets	94.9%	95.3%
Total Portfolio	95.8%	96.4%
Total Sales per Square Foot (PSF) (3):
Consolidated Assets	$607	$597
Unconsolidated Assets	$670	$666
Total Portfolio	$621	$612
Base Minimum Rent PSF (4):
Consolidated Assets	$45.87	$43.84
Unconsolidated Assets	$52.64	$50.51
Total Portfolio	$47.59	$45.53

Releasing Activity for the Trailing Twelve Month Period Ended:

		TOTAL RENT PSF

	SQUARE FOOTAGE OF OPENINGS	OPENING RATE PSF (5)	CLOSING RATE PSF (5)	RELEASING SPREAD (5)
3/31/15	7,378,694	$70.54	$59.35	$11.19	18.9%
12/31/14	7,560,601	$67.51	$57.92	$9.59	16.6%
9/30/14	7,263,578	$65.46	$55.79	$9.67	17.3%
6/30/14	7,174,353	$66.28	$55.22	$11.06	20.0%
3/31/14	6,653,281	$65.89	$54.42	$11.47	21.1%
12/31/13	6,697,286	$67.06	$56.72	$10.34	18.2%
Occupancy Cost as a Percentage of Sales (6):
3/31/15	11.7%
12/31/14	11.7%
9/30/14	11.7%
6/30/14	11.6%
3/31/14	11.4%
12/31/13	11.3%
(1)
Excludes WPG properties and all prior periods have been restated.
(2)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(3)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, only stores with less than 10,000 square feet are included for malls. All company owned space is included for Premium Outlets.
(4)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(5)
Releasing Spread is a "same space" measure that compares opening and closing rates on individual spaces, including spaces greater than 10,000 square feet. The Opening Rate is the average of the initial cash Total Rent PSF for spaces leased during the trailing 12-month period, and includes new leases and existing tenant renewals, amendments and relocations (including expansions and downsizings). The Closing Rate is the average of the final cash Total Rent PSF as of the month the tenant terminates or closes. Total Rent PSF includes Base Minimum Rent, common area maintenance (CAM) and base percentage rent. It includes leasing activity on all spaces occupied by tenants that would qualify to be included in Ending Occupancy as defined above as long as the opening and closing dates are within 24 months of one another.
(6)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

1Q 2015 SUPPLEMENTAL	25

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF MARCH 31,

	2015	2014
The Mills
Total Number of Properties	14	13
Total Square Footage of Properties (in millions)	20.9	19.3
Ending Occupancy (1)	98.0%	97.7%
Total Sales PSF (2)	$570	$530
Base Minimum Rent PSF (3)	$26.18	$24.51
Releasing Spread PSF (4)	$10.57	$13.09
Releasing Spread (Percentage Change) (4)	30.3%	38.0%

International Properties
Premium Outlets
Total Number of Properties	16	15
Total Square Footage of Properties (in millions)	5.8	5.0
Designer Outlets
Total Number of Properties	5	5
Total Square Footage of Properties (in millions)	1.0	1.0
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.2%	99.3%
Total Sales PSF	¥ 96,311	¥ 92,198
Base Minimum Rent PSF	¥ 4,938	¥ 4,883
(1)
See footnote 2 on page 25 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 3 on page 25 for definition; calculation methodology is the same as for malls.
(3)
See footnote 4 on page 25 for definition.
(4)
See footnote 5 on page 25 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

1Q 2015 SUPPLEMENTAL	26

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 3/31/15	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	830	2,862,915	$43.94	2.8%
2015 (4/1/15 - 12/31/15)	993	2,723,809	$46.95	2.7%
2016	2,489	8,433,499	$42.78	7.9%
2017	2,424	8,260,921	$44.96	8.3%
2018	2,232	8,292,331	$47.51	8.7%
2019	1,857	7,115,759	$46.98	7.5%
2020	1,394	5,466,298	$46.57	5.7%
2021	1,190	4,859,864	$49.19	5.4%
2022	1,451	5,600,982	$49.33	6.2%
2023	1,722	6,547,333	$51.58	7.6%
2024	1,546	5,873,156	$54.14	7.0%
2025	598	2,433,316	$57.69	3.1%
2026 and Thereafter	344	1,792,400	$41.06	1.7%
Specialty Leasing Agreements w/ terms in excess of 12 months	814	2,029,476	$20.49	0.9%

Anchors
2015 (4/1/15 - 12/31/15)	3	285,591	$6.35	0.0%
2016	9	1,192,928	$2.43	0.1%
2017	18	2,546,584	$2.59	0.1%
2018	16	2,085,629	$4.71	0.2%
2019	20	2,203,190	$5.14	0.3%
2020	24	2,695,065	$5.24	0.3%
2021	9	732,696	$9.26	0.1%
2022	8	957,917	$9.66	0.2%
2023	10	1,268,016	$10.65	0.3%
2024	12	703,770	$11.67	0.2%
2025	8	508,977	$9.53	0.1%
2026 and Thereafter	19	2,404,785	$5.02	0.3%

(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent domestic 2014 consolidated and joint venture combined base rental revenue excluding WPG properties.

1Q 2015 SUPPLEMENTAL	27

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

TOP INLINE STORE TENANTS (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	368	3,733	2.0%	3.4%
L Brands, Inc.	295	1,749	1.0%	2.1%
Signet Jewelers, Ltd.	407	594	0.3%	1.6%
PVH Corporation	276	1,521	0.8%	1.5%
Abercrombie & Fitch Co.	179	1,283	0.7%	1.5%
Forever 21, Inc.	78	1,304	0.7%	1.4%
Foot Locker, Inc.	254	1,035	0.6%	1.2%
VF Corporation	240	1,219	0.7%	1.2%
Luxottica Group SPA	385	700	0.4%	1.2%
American Eagle Outfitters, Inc.	174	1,129	0.6%	1.2%

TOP ANCHORS (sorted by percentage of total square footage in U.S. properties) (1)

ANCHOR	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	123	23,393	12.8%	0.4%
Sears Holdings Corporation (2)	73	12,176	6.6%	0.1%
J.C. Penney Co., Inc.	71	11,370	6.2%	0.4%
Dillard's, Inc.	38	6,839	3.7%	*
Nordstrom, Inc.	28	4,701	2.6%	0.1%
Hudson's Bay Company	15	2,004	1.1%	0.1%
Belk, Inc.	10	1,674	0.9%	0.1%
Dick's Sporting Goods, Inc.	24	1,640	0.9%	0.5%
The Neiman Marcus Group, Inc.	10	1,265	0.7%	*
Target Corporation	7	1,091	0.6%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes 10 stores contributed to a joint venture.
*
Less than one-tenth of one percent.

1Q 2015 SUPPLEMENTAL	28

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES (1)	TOTAL	OUR SHARE
New development projects	$34,376	$27,973	$14,174
Redevelopment projects with incremental square footage and/or anchor replacement	98,572	84,513	41,944
Redevelopment projects with no incremental square footage	11,605	8,263	4,043

Subtotal new development and redevelopment projects	144,553	120,749	60,161
Tenant allowances	29,092	11,486	5,911
Operational capital expenditures at properties:
CAM expenditures (1)	3,407	10,928	4,784
Non-CAM expenditures	1,599	1,622	645

Totals	$178,651	$144,785	$71,501

Conversion from accrual to cash basis	50,577	10,137	5,006

Capital Expenditures for the Three Months Ended 3/31/15 (2)	$229,228	$154,922	$76,507

Capital Expenditures for the Three Months Ended 3/31/14 (2)	$207,655	$122,999	$57,428

(1)
Expenditures included in the pool of expenses allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

1Q 2015 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY SUMMARY (1)
As of March 31, 2015
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST	EXPECTED STABILIZED RATE OF RETURN	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$1,612	$1,560	$1,182	8%	$662	$508

Premium Outlets
New Developments	$470	$468	$340	11%	$211	$148
Redevelopments	$605	$568	$532	11%	$270	$258

The Mills
Redevelopments	$69	$55	$52	15%	$18	$17
Totals	$2,756	$2,651	$2,106	9%	$1,161	$931

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary.

1Q 2015 SUPPLEMENTAL	30

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2015

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Malls - Redevelopments
Forum Shops at Caesars, The - Las Vegas, NV	Transition Hall redevelopment	5/15	100%
King of Prussia - King of Prussia, PA	Grand Lux	5/15	100%
Montgomery Mall - North Wales, PA	Redevelopment of the Wegmans wing	5/15	79%
Florida Mall, The - Orlando, FL	Dick's Sporting Goods (6/15) and Crayola (7/15)	6/15	50%
Copley Place Office - Boston, MA	AIR Worldwide expansion	7/15	94%
Copley Place Office - Boston, MA	Wayfair expansion	7/15	94%
Phipps Plaza - Atlanta, GA	Redevelopment	7/15	100%
Southdale Center - Edina, MN	Dave & Busters	7/15	100%
Southdale Center - Edina, MN	Gordmans	7/15	100%
Copley Place Office - Boston, MA	Redevelopment	8/15	94%
Barton Creek Square - Austin, TX	The Cheesecake Factory	9/15	100%
Florida Mall, The - Orlando, FL	Redevelopment of the Saks building to an indoor/outdoor dining pavilion and small shops	9/15	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase II includes 260,000 SF small shop expansion and addition of Nordstrom	10/15	50%
Woodfield Mall - Schaumburg, IL	Redevelopment	10/15	50%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Phase III includes the redevelopment of the two-level and single level south mall	11/15	50%
Phipps Plaza - Atlanta, GA	Peachtree Road façade redevelopment	11/15	100%
Roosevelt Field - Garden City, NY	AMC Theatre renovation	12/15	100%
Phipps Plaza Hotel - Atlanta, GA	166 room AC Hotel by Marriott	1/16	50%
Independence Center - Independence, MO	Dick's Sporting Goods	2/16	100%
Roosevelt Field - Garden City, NY	Redevelopment (11/15), 50,000 SF small shop expansion and addition of Neiman Marcus	2/16	100%
Fashion Centre at Pentagon City, The - Arlington, VA	Redevelopment (11/15) and 50,000 SF expansion (3/16)	3/16	43%
Galleria, The - Houston, TX	14,000 SF luxury building addition	3/16	50%
Stanford Shopping Center - Palo Alto, CA	Relocation of Bloomingdale's (opened 10/14), redevelopment and 120,000 SF small shop expansion	3/16	100%
Tyrone Square - St. Petersburg, FL	Cobb 10 Luxury Theatre	3/16	100%
Phipps Plaza - Atlanta, GA	319 residential units	7/16	50%
King of Prussia - King of Prussia, PA	150,000 SF small shop expansion including restaurants to connect The Plaza and The Court	8/16	100%
Galleria, The - Houston, TX	Relocation of Saks Fifth Avenue (4/16), redevelopment and 105,000 SF small shop expansion	6/17	50%

1Q 2015 SUPPLEMENTAL	31

DEVELOPMENT ACTIVITY REPORT (1)
As of March 31, 2015

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE
Premium Outlets - New Developments
Gloucester Premium Outlets - Gloucester (Philadelphia, PA), NJ	375,000 SF upscale Premium Outlet Center	8/15	50%
Tucson Premium Outlets - Marana (Tucson), AZ	366,000 SF upscale Premium Outlet Center	9/15	100%
Tampa Premium Outlets - Tampa, FL	441,000 SF upscale Premium Outlet Center	10/15	100%

Designer Outlet - New Developments
Vancouver Designer Outlet - Vancouver, British Columbia, Canada	242,000 SF Designer Outlet Center	7/15	45%

Premium Outlets - Redevelopments
Shisui Premium Outlets - Shisui, Japan	130,000 SF expansion	4/15	40%
Las Vegas North Premium Outlets - Las Vegas, NV	140,000 SF expansion	5/15	100%
Chicago Premium Outlets - Aurora (Chicago), IL	260,000 SF expansion	8/15	100%
San Francisco Premium Outlets - Livermore (San Francisco), CA	185,000 SF expansion	8/15	100%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment and 63,000 SF expansion	8/16	100%

The Mills - Redevelopments
The Colonnade at Sawgrass - Sunrise, FL	56,000 SF expansion	12/15	100%
Grapevine Mills - Grapevine (Dallas), TX	Redevelopment	12/15	59%
Arizona Mills - Tempe (Phoenix), AZ	Sports Authority relocation (2/15) and addition of Legoland (5/16)	5/16	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box additions with budgeted gross costs in excess of $2 million.

1Q 2015 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Three Months of 2015
Prien Lake Mall - Lake Charles, LA	Mall	Ulta	Piccadilly Cafeteria
Walt Whitman Shops - Huntington Station (New York), NY	Mall	Zara	N/A

Openings Projected for the Remainder of 2015
Arizona Mills - Tempe (Phoenix), AZ	Mills	Sports Authority (1)	Saks Fifth Avenue Off 5th
Barton Creek Square - Austin, TX	Mall	The Cheesecake Factory	N/A
Burlington Mall - Burlington (Boston), MA	Mall	Primark	Sears (2)
Columbia Center - Kennewick, WA	Mall	DSW	N/A
Del Amo Fashion Center - Los Angeles, CA	Mall	Nordstrom	N/A
Florida Mall, The - Orlando, FL	Mall	Dick's Sporting Goods Crayola Experience	Nordstrom Nordstrom
Galleria, The - Houston, TX	Mall	The Webster	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Grand Lux Café Primark	N/A Sears
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Dick's Sporting Goods	Sears
McCain Mall - N. Little Rock, AR	Mall	B.J.'s Brewhouse	N/A
Rockaway Townsquare - Rockaway (New York), NY	Mall	Raymour & Flanigan	Sears (2)
Southdale Center - Edina (Minneapolis), MN	Mall	Dave & Buster's Gordmans	N/A Marshalls
Summit Mall - Akron, OH	Mall	B.J.'s Brewhouse	N/A
Woodland Hills Mall - Tulsa, OK	Mall	Texas de Brazil	N/A

1Q 2015 SUPPLEMENTAL	33

U.S. ANCHOR/BIG BOX OPENINGS (1)

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT

Openings Projected for 2016
Arizona Mills - Tempe (Phoenix), AZ	Mills	Legoland	Sports Authority (1)
Galleria, The - Houston, TX	Mall	Yauatcha Restaurant Saks Fifth Avenue (1)	N/A N/A
Independence Center - Independence (Kansas City), MO	Mall	Dick's Sporting Goods	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Von Maur	Nordstrom
Roosevelt Field - Garden City (New York), NY	Mall	Neiman Marcus	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Century 21 Department Store	VF Outlet
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Cobb 10 Luxury Theatre	N/A

Openings Projected for 2017 and Beyond
College Mall - Bloomington, IN	Mall	Ulta Whole Foods	Sears Sears
(1)
Tenant has an existing store at this center but will move to a new location.
(2)
Tenant to remain in a portion of its existing space.

1Q 2015 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2014 through March 31, 2015

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2014	310,787,910	52,846,682
Activity During the First Three Months of 2015:
Exchange of Limited Partnership Units for Common Stock	483,154	(483,154)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations	(2,289)	–
Long-Term Incentive Performance (LTIP) Units Earned (3)	–	401,203

Number Outstanding at March 31, 2015	311,268,775	52,764,731

Number of Limited Partnership Units and Common Shares at March 31, 2015	364,033,506

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF MARCH 31, 2015
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on March 31, 2015 was $74.00 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

1Q 2015 SUPPLEMENTAL	35

CREDIT PROFILE
(As of March 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
35.0%
33.1%
34.8%
29.0%
28.3%
2011
2012
2013
2014
3/31/15

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
18.5%
15.6%
16.7%
13.4%
13.2%
2011
2012
2013
2014
3/31/15

FIXED CHARGE COVERAGE

4.0
3.8
3.6
3.4
3.2
3.0
2.8
2.6
2.4
3.0
3.1
3.4
3.8
3.9
2011
2012
2013
2014 (1)
TTM 3/31/15

SHARE OF NET DEBT TO SHARE OF NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
6.2
6.1
5.7
5.4
5.7
2011
2012
2013
2014 (1)
TTM 3/31/15 (1)

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
51%
51%
53%
58%
60%
2011
2012
2013
2014 (2)
TTM 3/31/15 (1)(2)

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.60%
5.40%
5.20%
5.00%
4.80%
4.60%
4.40%
4.20%
7.0
6.0
5.0
4.0
5.24%
5.01%
4.78%
4.39%
4.28%
5.5
5.9
5.5
6.1
6.0
Interest Rate
Years to Maturity
2011
2012
2013
2014
3/31/15

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off.
(2)
FFO payout ratio includes a $0.35 per share charge for loss on extinguishment of debt and $0.10 per share of transaction expenses related to the spin-off of WPG.

1Q 2015 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of March 31, 2015
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,950,060	$5,870,999	5.37%	3.9
Variable Rate Debt	630,000	630,000	2.04%	2.1

Total Mortgage Debt	6,580,060	6,500,999	5.04%	3.7
Unsecured Debt
Fixed Rate	13,340,747	13,340,747	4.42%	7.4
Revolving Credit Facility - USD Currency	100,000	100,000	0.98%	4.2
Revolving Credit Facility - Euro Currency	753,785	753,785	0.80%	4.2
Revolving Credit Facility - Yen Currency	185,522	185,522	0.87%	4.2

Total Revolving Credit Facilities	1,039,307	1,039,307	0.83%	4.2
Unsecured Term Loan	240,000	240,000	1.28%	2.9
Global Commercial Paper - USD	285,000	285,000	0.20%	0.3
Global Commercial Paper - Euro	186,280	186,280	0.08%	0.2

Total Unsecured Debt	15,091,334	15,091,334	3.99%	6.8
Premium	62,214	62,214
Discount	(39,553)	(39,553)

Consolidated Mortgages and Unsecured Indebtedness (1)	$21,694,055	$21,614,994	4.31%	5.9

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,637,719	$5,590,497	4.44%	6.7
Variable Rate Debt	1,261,707	628,150	1.87%	4.6
TMLP Debt (2)	724,839	305,305	–	–

Total Mortgage Debt	13,624,265	6,523,952	4.18%	6.5
Premium	4,785	2,584

Joint Venture Mortgages and Other Indebtedness (1)	$13,629,050	$6,526,536	4.18%	6.5

Our Share of Total Indebtedness		$28,141,530	4.28%	6.0

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	89.0%	$19,234,407	4.71%	6.3
Variable	11.0%	2,380,587	1.06%	2.7

	100.0%	21,614,994	4.31%	5.9
Joint Venture
Fixed	88.2%	$5,757,885	4.44%	6.7
Variable	11.8%	768,651	1.87%	4.3

	100.0%	6,526,536	4.18%	6.5
Total Debt		$28,141,530

Total Fixed Debt	88.8%	$24,992,292	4.65%	6.4

Total Variable Debt	11.2%	$3,149,238	1.23%	3.1

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 23 on the Property and Debt information.

1Q 2015 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of March 31, 2015
(In thousands)

Year	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2015	1,164,731	3.30%	56,100	–	361,844	4.87%	1,582,675	3.51%
2016	527,574	5.51%	2,345,367	5.78%	605,548	5.99%	3,478,489	5.77%
2017	1,307,453	2.99%	1,713,029	4.93%	316,869	5.03%	3,337,351	4.17%
2018	1,990,000	3.92%	33,971	–	168,057	1.42%	2,192,028	3.78%
2019	2,289,307	3.89%	114,892	7.79%	266,610	2.61%	2,670,809	3.97%
2020	2,062,269	4.36%	580,974	4.48%	1,058,319	4.16%	3,701,562	4.32%
2021	1,600,000	4.27%	323,319	5.41%	973,826	4.29%	2,897,145	4.40%
2022	600,000	3.38%	507,082	4.13%	675,570	4.34%	1,782,652	3.97%
2023	500,000	2.75%	695,659	3.85%	404,102	3.37%	1,599,761	3.41%
2024	1,500,000	3.53%	80,492	4.57%	1,066,537	4.18%	2,647,029	3.83%
2025	–	–	1,186	–	611,184	3.55%	612,370	3.55%
Thereafter	1,550,000	5.40%	48,928	3.85%	15,486	1.62%	1,614,414	5.16%

Face Amounts of Indebtedness	$15,091,334	3.99%	$6,500,999	5.04%	$6,523,952	4.18%	$28,116,285	4.28%
Premiums (Discounts) on Indebtedness, Net	(39,209)		61,870		2,584		25,245

Our Share of Total Indebtedness	$15,052,125		$6,562,869		$6,526,536		$28,141,530

1Q 2015 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,003	(2)
2.	Auburn Mall	MA	Auburn	56.4%		586,242	09/01/20		6.02%	Fixed	39,596	22,320
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,105,128	12/01/20		3.75%	Fixed	1,200,000	400,000
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,114,308	02/06/23		3.60%	Fixed	110,000	27,500
5.	Bangor Mall	ME	Bangor	87.6%		652,499	10/01/17		6.15%	Fixed	80,000	70,087
6.	Barton Creek Square	TX	Austin	100.0%		1,430,139	(2)
7.	Battlefield Mall	MO	Springfield	100.0%		1,201,576	09/01/22		3.95%	Fixed	125,000	125,000
8.	Bay Park Square	WI	Green Bay	100.0%		711,689	(2)
9.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,317	(2)
10.	Briarwood Mall	MI	Ann Arbor	50.0%		983,111	11/30/16	(6)	7.50%	Fixed	109,276	54,638
11.	Broadway Square	TX	Tyler	100.0%		628,088	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,317,293	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		722,481	03/06/21		5.75%	Fixed	94,754	53,413
14.	Castleton Square	IN	Indianapolis	100.0%		1,382,737	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,751	(2)
16.	Coconut Point	FL	Estero	50.0%		1,204,897	12/10/16		5.83%	Fixed	230,000	115,000
17.	Coddingtown Mall	CA	Santa Rosa	50.0%		822,943	03/01/17	(8)	1.93%	Variable	11,750	11,750
18.	College Mall	IN	Bloomington	100.0%		636,255	(2)
19.	Columbia Center	WA	Kennewick	100.0%		770,994	(2)
20.	Copley Place	MA	Boston	94.4%	(7)	1,254,369	(2)
21.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,791	(2)
22.	Cordova Mall	FL	Pensacola	100.0%		918,026	(2)
23.	Crystal Mall	CT	Waterford	78.2%		783,152	06/06/22		4.46%	Fixed	93,885	73,404
24.	Dadeland Mall	FL	Miami	50.0%		1,498,492	12/05/21		4.50%	Fixed	440,874	220,437
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,094,774	01/20/20	(8)	1.68%	Variable	360,000	180,000
26.	Domain, The	TX	Austin	100.0%		1,230,335	08/01/21		5.44%	Fixed	197,873	197,873
27.	Dover Mall	DE	Dover	68.1%		928,189	08/06/21		5.57%	Fixed	89,467	60,918
28.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,679	08/11/22		4.71%	Fixed	110,395	62,230
29.	Empire Mall	SD	Sioux Falls	100.0%		1,125,434	06/01/16		5.79%	Fixed	176,300	176,300
30.	Falls, The	FL	Miami	50.0%		837,626	11/30/16	(6)	7.50%	Fixed	105,634	52,817
31.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		987,911	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
32.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		712,778	(2)
33.	Fashion Valley	CA	San Diego	50.0%		1,721,104	01/04/21		4.30%	Fixed	465,024	232,508
34.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		999,474	(2)
35.	Florida Mall, The	FL	Orlando	50.0%		1,676,205	09/05/20		5.25%	Fixed	348,863	174,432
36.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		660,031	(2)

1Q 2015 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
37.	Galleria, The	TX	Houston	50.4%		1,901,823	03/01/25		3.55%	Fixed	1,200,000	604,440
38.	Greendale Mall	MA	Worcester (Boston)	56.4%		428,864	10/01/16		6.00%	Fixed	45,000	25,367
39.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,287,932	08/01/16	(9)	8.00%	Fixed	75,485	75,485
40.	Haywood Mall	SC	Greenville	100.0%		1,228,957	(2)
41.	Independence Center	MO	Independence (Kansas City)	100.0%		834,158	07/10/17		5.94%	Fixed	200,000	200,000
42.	Ingram Park Mall	TX	San Antonio	100.0%		1,120,875	06/01/21		5.38%	Fixed	137,372	137,372
43.	King of Prussia Mall	PA	King of Prussia (Philadelphia)	100.0%		2,449,219	01/01/17		7.49%	Fixed	39,452	39,452
							01/01/17		8.53%	Fixed	2,847	2,847
							01/01/17		4.50%	Fixed	50,000	50,000
44.	La Plaza Mall	TX	McAllen	100.0%		1,220,878	(2)
45.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,849	(2)
46.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,180,837	07/05/20		5.88%	Fixed	130,837	65,418
47.	Lenox Square	GA	Atlanta	100.0%		1,560,826	(2)
48.	Liberty Tree Mall	MA	Danvers (Boston)	49.1%		856,039	05/06/23		3.41%	Fixed	33,763	16,590
49.	Livingston Mall	NJ	Livingston (New York)	100.0%		969,192	(2)
50.	Mall at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		468,991	11/01/23		4.69%	Fixed	120,000	113,328
51.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,025,329	03/10/17		5.61%	Fixed	260,000	73,282
52.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,125,128	05/01/23		3.56%	Fixed	125,000	62,500
53.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,818,411	(2)
54.	Mall of New Hampshire, The	NH	Manchester	56.4%		812,280	10/05/15		6.23%	Fixed	124,413	70,132
55.	McCain Mall	AR	N. Little Rock	100.0%		788,155	(2)
56.	Meadowood Mall	NV	Reno	50.0%		844,602	11/06/21		5.82%	Fixed	119,680	59,840
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,283	(2)
58.	Miami International Mall	FL	Miami	47.8%		1,081,955	02/06/24		4.42%	Fixed	160,000	76,442
59.	Midland Park Mall	TX	Midland	100.0%		622,190	09/06/22		4.35%	Fixed	81,479	81,479
60.	Miller Hill Mall	MN	Duluth	100.0%		832,803	(2)
61.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,107,025	05/01/24		4.57%	Fixed	100,000	79,351
62.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,001	(2)
63.	Northgate Mall	WA	Seattle	100.0%		1,048,104	(2)
64.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,591,831	07/05/23		3.30%	Fixed	265,799	149,832
65.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,375	(2)
66.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,807	(2)
67.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,332,798	12/07/20		4.77%	Fixed	66,192	56,621
68.	Penn Square Mall	OK	Oklahoma City	94.5%		1,063,961	04/01/16		7.75%	Fixed	93,668	88,512
69.	Pheasant Lane Mall	NH	Nashua		(10)	979,338	(2)
70.	Phipps Plaza	GA	Atlanta	100.0%		830,317	(2)
71.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,157,792	09/30/17	(8)	1.53%	Variable	225,000	225,000
72.	Prien Lake Mall	LA	Lake Charles	100.0%		849,180	(2)

1Q 2015 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
73.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,083,305	04/01/16		7.03%	Fixed	11,885	5,942
							04/01/16		2.95%	Fixed	62,000	31,000
74.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,800	(2)
75.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,209,629	(2)
76.	Ross Park Mall	PA	Pittsburgh	100.0%		1,245,670	(2)
77.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,405	(2)
78.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,151,176	02/01/23		3.61%	Fixed	295,000	150,450
79.	Shops at Nanuet, The	NY	Nanuet	100.0%		752,871	(2)
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		770,764	02/01/23		3.37%	Fixed	130,000	130,000
81.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,300,095	03/01/16		5.16%	Fixed	180,000	45,000
82.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		885,179	11/01/22		4.01%	Fixed	105,491	59,465
83.	South Hills Village	PA	Pittsburgh	100.0%		1,119,463	(2)
84.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,588,916	(2)
85.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,258,260	04/01/23		3.84%	Fixed	155,000	155,000
86.	SouthPark	NC	Charlotte	100.0%		1,680,524	08/01/16	(9)	8.00%	Fixed	186,825	186,825
87.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,177,084	06/06/23		3.85%	Fixed	125,000	125,000
88.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		611,200	11/30/15	(11)	4.77%	Fixed	62,409	31,205
89.	Square One Mall	MA	Saugus (Boston)	56.4%		929,777	01/06/22		5.47%	Fixed	95,692	53,942
90.	St. Charles Towne Center	MD	Waldorf (Washington, D.C.)	100.0%		980,762	(2)
91.	St. Johns Town Center	FL	Jacksonville	50.0%		1,390,911	09/11/24		3.82%	Fixed	350,000	175,000
92.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,232,482	(2)
93.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,442	11/30/16	(6)	7.50%	Fixed	215,677	107,623
94.	Summit Mall	OH	Akron	100.0%		769,431	06/10/17		5.42%	Fixed	65,000	65,000
95.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,334,685	(2)
96.	Tippecanoe Mall	IN	Lafayette	100.0%		864,039	(2)
97.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,779,735	(2)
98.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,721	05/01/22		4.76%	Fixed	197,550	197,550
99.	Towne East Square	KS	Wichita	100.0%		1,134,396	(2)
100.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,257	(2)
101.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		1,094,153	(2)
102.	University Park Mall	IN	Mishawaka	100.0%		921,183	(2)
103.	University Park Village	TX	Fort Worth	100.0%		160,872	05/01/28		3.85%	Fixed	55,000	55,000
104.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,087,715	08/01/16	(9)	8.00%	Fixed	115,114	115,114
105.	West Town Mall	TN	Knoxville	50.0%		1,341,351	12/01/17		6.34%	Fixed	210,000	105,000
106.	Westchester, The	NY	White Plains (New York)	40.0%		826,266	05/05/20		6.00%	Fixed	349,953	139,981
107.	White Oaks Mall	IL	Springfield	80.7%		924,616	11/01/16		5.54%	Fixed	50,000	40,339
108.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,195	04/01/17		5.64%	Fixed	225,000	212,616
109.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,173,611	03/05/24		4.50%	Fixed	425,000	212,500
110.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,596	04/05/19		7.79%	Fixed	91,368	86,313

	Total Mall Square Footage					122,771,463

1Q 2015 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,555	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	441,766	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	285,229	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	678,706	04/11/16	(14)	5.95%	Fixed	101,866	101,866
5.	Calhoun Premium Outlets	GA	Calhoun	100.0%	254,053	09/01/16	(15)	5.79%	Fixed	19,616	19,616
6.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	674,817	(2)
7.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,411	(2)
8.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,870	12/01/22		3.36%	Fixed	48,269	48,269
9.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,690	11/24/19	(8)	1.63%	Variable	90,000	45,000
10.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	437,483	(2)
11.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,835	(2)
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,188	(2)
13.	Columbia Gorge Premium Outlets	OR	Troutdale (Portland)	100.0%	163,735	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,460	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,937	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,467	01/11/16	(16)	5.51%	Fixed	99,936	99,936
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,701	(2)
18.	Gaffney Premium Outlets	SC	Gaffney (Greenville/Charlotte)	100.0%	359,839	09/01/16	(15)	5.79%	Fixed	35,600	35,600
19.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	577,872	(2)
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	417,194	04/01/23		3.66%	Fixed	120,000	120,000
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,459	01/11/16	(16)	5.51%	Fixed	107,880	107,880
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,233	01/11/16	(16)	5.51%	Fixed	24,070	24,070
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,152	04/11/16	(14)	5.95%	Fixed	85,628	85,628
			Washington DC)
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,779	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,583	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,363	01/11/16	(16)	5.51%	Fixed	66,951	66,951
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	276,373	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,482	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	555,481	06/11/16		5.84%	Fixed	175,998	175,998

1Q 2015 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	528,932	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,831	(2)
32.	Lebanon Premium Outlets	TN	Lebanon (Nashville)	100.0%	227,271	01/11/16	(16)	5.51%	Fixed	14,799	14,799
33.	Lee Premium Outlets	MA	Lee	100.0%	224,850	09/01/16	(15)	5.79%	Fixed	48,968	48,968
34.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington D.C.)	100.0%	517,992	(2)
35.	Liberty Village Premium Outlets	NJ	Flemington (New York)	100.0%	162,239	(2)
36.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,730	(2)
37.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,996	07/01/23		3.78%	Fixed	130,000	130,000
38.	Napa Premium Outlets	CA	Napa	100.0%	179,140	(2)
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,552	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,312	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,507	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	655,004	(2)
43.	Osage Beach Premium Outlets	MO	Osage Beach	100.0%	392,462	(2)
44.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	195,565	(2)
45.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,137	(2)
46.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,496	(2)
47.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	11/06/16	(17)	5.84%	Fixed	33,850	33,850
48.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,540	01/11/16	(16)	5.51%	Fixed	57,501	57,501
			Milwaukee)			12/01/16		6.01%	Fixed	35,079	35,079
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	341,951	09/30/17	(8)	1.53%	Variable	125,000	125,000
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,483	11/06/16	(17)	5.84%	Fixed	66,150	66,150
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,105	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,671	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	511,925	(2)

1Q 2015 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE

54.	San Marcos Premium Outlets	TX	San Marcos (Austin/San Antonio)	100.0%	731,991	01/11/16	(16)	5.51%	Fixed	136,844	136,844
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,751	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	451,235	06/01/22		3.93%	Fixed	100,000	50,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonsville)	100.0%	328,664	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,513	10/06/24		4.06%	Fixed	95,000	57,000
59.	Tanger Outlets - Galveston/Houston (3)	TX	Texas City	50.0%	352,705	07/01/18	(8)	1.68%	Variable	65,000	32,500
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,553	12/01/22		3.41%	Fixed	115,000	115,000
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,944	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,041	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	215,301	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,755	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	521,931	04/11/16	(14)	5.95%	Fixed	98,924	98,924
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,730	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	854,523	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,101	(2)

	Total U.S. Premium Outlet Square Footage				28,797,558

	Total Mall and U.S. Premium Outlet Square Footage				151,569,021

1Q 2015 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,239,863	07/01/20		5.76%	Fixed	164,074	164,074
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,662,802	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,410,825	11/01/24		4.28%	Fixed	136,000	51,000
							07/01/21		5.04%	Fixed	27,741	10,403
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,345,254	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,778,623	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,366,246	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,918,545	07/01/17		5.77%	Fixed	321,000	321,000
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,747,461	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,142	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,471,381	03/05/22		4.25%	Fixed	331,520	165,760
11.	Opry Mills	TN	Nashville	100.0%		1,153,532	10/10/16		2.68%	Variable	280,000	280,000
							10/10/16		5.00%	Fixed	86,471	86,471
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		805,155	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, D.C.)	100.0%		1,526,638	07/11/17		5.83%	Fixed	410,000	410,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,196,342	(2)

	Total The Mills Square Footage					20,926,809

	Community Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,036	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	84,000	42,000
3.	Pier Park	FL	Panama City Beach	65.6%		882,654	(2)

	Total Community Centers Square Footage					1,785,586

	TMLP Properties
	The Esplanade, The Galleria at White Plains, Northpark Mall, Philadelphia Mills, and Sugarloaf Mills							(23)			724,839	305,305

	Total TMLP Properties Square Footage					5,788,406

	Other Properties
	Circle Centre, Florida Keys Outlet Center, Huntley Outlet Center,							(13)			261,883	125,396
	Indian River Commons, Indian River Mall, Lincoln Plaza, Naples Outlet Center,							(16)(21)
	Outlet Marketplace, The Shops at Sunset Place

	Total Other Properties Square Footage					3,356,666

	TOTAL U.S. SQUARE FOOTAGE (24)					183,426,488

1Q 2015 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	06/30/16	(20)	2.15%	Variable	36,747	33,072

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,500	09/10/17	(8)(29)	2.30%	Variable	82,219	41,110
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	07/09/15	(29)	2.15%	Variable	76,065	38,032

	Subtotal Canada Square Footage				723,900
	ITALY
4.	La Reggia Designer Outlet Phases 1 & 2	Marcianise (Naples)		60.0%	288,000	03/31/27	(20)	1.44%	Variable	67,154	40,293
5.	Noventa Di Piave Designer Outlet	Venice		60.0%	280,000	08/29/26	(20)	1.04%	Variable	35,707	21,424
	Phases 1, 2 & 3					06/30/27	(20)	2.52%	Variable	36,757	22,054

	Subtotal Italy Square Footage				568,000
	JAPAN
6.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.81%	Fixed	72,954	29,182
7.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.39%	Variable	13,123	5,249
8.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.46%	Variable	32,197	12,879
9.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/17	(25)	0.42%	Variable	12,499	5,000
10.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.47%	Variable	6,958	2,783
11.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.43%	Variable	12,665	5,066
12.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	234,800	05/31/18	(25)	0.39%	Variable	39,662	15,865
13.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/19	(25)	0.93%	Fixed	30,831	12,332
14.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	12/31/18	(25)	0.44%	Variable	16,457	6,583

	Subtotal Japan Square Footage				3,101,900
	KOREA
15.	Busan Premium Outlets	Busan		50.0%	360,200	06/20/22	(26)	5.44%	Fixed	72,999	36,500
						02/13/17	(26)	4.14%	Variable	51,108	25,554
16.	Paju Premium Outlets	Paju (Seoul)		50.0%	442,900	11/28/19	(26)	4.08%	Fixed	98,055	49,028
17.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/06/20	(26)	4.68%	Fixed	50,930	25,465

	Subtotal South Korea Square Footage				1,354,700
	MALAYSIA
18.	Johor Premium Outlets	Johor (Singapore)		50.0%	264,400	10/14/20	(27)	5.13%	Variable	24,282	12,141

	Subtotal Malaysia Square Footage				264,400

1Q 2015 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	MEXICO
19.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)

	Subtotal Mexico Square Footage				333,000
	NETHERLANDS
20.	Roermond Designer Outlet Phases 2 & 3	Roermond		90.0%	173,000	12/01/21	(20)	1.86%	Fixed	194,944	175,450

	Subtotal Netherlands Square Footage				173,000
	UNITED KINGDOM
21.	Ashford Designer Outlet	Kent		45.0%	183,000	07/31/16	(5)	2.43%	Variable	5,924	2,665
						07/31/16	(11)(5)	4.27%	Fixed	53,312	23,990

	Subtotal United Kingdom Square Footage				183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (28)				6,819,900

	TOTAL SQUARE FOOTAGE				190,246,388

	Other Secured Indebtedness:						(30)			193,677	89,423

	TOTAL SECURED INDEBTEDNESS										$13,024,951	(31)

	Our Share of Consolidated Mortgage Debt										$6,500,999

	Our Share of Joint Venture Mortgage Debt										$6,523,952

1Q 2015 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	07/01/15		0.20%	Variable	285,000
Global Commercial Paper - Euro	06/17/15	(12)	0.08%	Variable	186,280
Simon Property Group, LP (Sr. Notes)	06/15/15		5.10%	Fixed	326,816
Simon Property Group, LP (Sr. Notes)	12/01/15		5.75%	Fixed	366,635
Simon Property Group, LP (Sr. Notes)	05/01/16		6.10%	Fixed	163,298
Simon Property Group, LP (Sr. Notes)	12/01/16		5.25%	Fixed	364,276
Simon Property Group, LP (Sr. Notes)	01/30/17		2.80%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	03/01/17		5.88%	Fixed	207,453
Simon Property Group, LP (Sr. Notes)	09/15/17		2.15%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/18		1.50%	Fixed	750,000
Unsecured Term Loan	02/28/18	(8)	1.28%	Variable	240,000
Simon Property Group, LP (Sr. Notes)	05/30/18		6.13%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	06/15/18		7.38%	Fixed	200,000
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	04/01/19		10.35%	Fixed	650,000
Revolving Credit Facility - Euro Currency	06/30/19	(8)(32)	0.80%	Variable	753,785
Revolving Credit Facility - USD Currency	06/30/19	(8)	0.98%	Variable	100,000
Revolving Credit Facility - Yen Currency	06/30/19	(8)(19)	0.87%	Variable	185,522
Simon Property Group, LP (Sr. Notes)	02/01/20		5.65%	Fixed	1,250,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	812,269
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000

Total Unsecured Indebtedness					$15,091,334	(18)

1Q 2015 SUPPLEMENTAL	48

PROPERTY AND DEBT INFORMATION
As of March 31, 2015

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of March 31, 2015: 1M LIBOR at .18%; 1M EUR LIBOR at -.02%; 1M EURIBOR at -.02%; 3M EURIBOR at .02%; 6M EURIBOR at .09%; 1M YEN LIBOR at .07%; 6M YEN LIBOR at .14%; 1M CDOR at 1.00%; KLIBOR at 3.40% and 91 Day Korean CD rate at 1.85%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amounts shown in USD equivalent; GBP equivalent is 40.0 million.
(6)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.
(12)
Amount shown in USD Equivalent; Euro equivalent is 172.0 million.
(13)
Indian River and Indian River Commons are secured by cross-collateralized and cross-defaulted mortgages.
(14)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(15)
These three properties are secured by cross-collateralized and cross-defaulted mortgages.
(16)
These ten properties (which includes Florida Keys Outlet Center, Huntley Outlet Center and Naples Outlet Center) are secured by cross-collateralized and cross-defaulted mortgages.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amounts shown in USD equivalent; Euro equivalent is 342.8 million.
(21)
Consists of six encumbered properties with interest rates ranging from 3.08% to 5.62% and maturities between 2015 and 2020.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Consists of five properties with interest rates ranging from 4.50% to 7.32% and maturities between 2015 and 2023.
(24)
Includes office space of 1,890,424 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Greendale Mall - 119,860 sq. ft.
Copley Place - 880,943 sq. ft.	Menlo Park Mall - 49,481 sq. ft.
Domain, The - 156,240 sq. ft.	Oxford Valley Mall - 112,181 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Firewheel Town Center - 75,303 sq. ft.	Southdale Center - 20,393 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 28.5 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 301.9 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 90.1 million.
(28)
Does not include Klépierre.
(29)
Amount shown in USD equivalent; CAD equivalent is 200.6 million.
(30)
Consists of eight loans with interest rates ranging from 1.68% to 6.53% and maturities between 2016 and 2021.
(31)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $335.3 million of payment guarantees provided by the Operating Partnership (of which $129.0 million is recoverable from our venture partner under the partnership agreement).
(32)
Amounts shown in USD equivalent; Balance includes borrowings on multi-currency tranche of Euro 696.0 million.

1Q 2015 SUPPLEMENTAL	49